Exhibit 99.47

SPRINT HOLDCO, LLC

6200 Sprint Parkway

Overland Park, Kansas 66251

December 10, 2012

Clearwire Corporation

4400 Carrillon Point

Kirkland, Washington 98033

Attention: Vice President Corporate Development

Facsimile No.: (425) 216-7766

Re:	Notice Pursuant to Section 3.9 of the Equityholders’ Agreement and Section 7.11 of the Operating Agreement

Ladies and Gentleman:

Reference is made to (i) that certain Equityholders’ Agreement, dated as of November 28, 2008, by and among Clearwire Corporation (“Clearwire”), Sprint HoldCo, LLC (“Sprint HoldCo”) and the other equityholders party thereto, as amended by the Amendment to Equityholders’ Agreement, dated as of December 8, 2010 (as amended, restated, supplemented or otherwise modified from time to time, the “Equityholders’ Agreement”); (ii) that certain Amended and Restated Operating Agreement of Clearwire Communications LLC (“Clearwire LLC”), dated as of November 28, 2008 (as amended, restated, supplemented or otherwise modified from time to time, the “Operating Agreement”); (iii) that certain Interest Notice, dated October 17, 2012, delivered by facsimile to the persons listed on Exhibit A thereto (the “Interest Notice”) and (iv) that certain Response Notice, dated October 17, 2012, delivered by Sprint HoldCo by facsimile to Eagle River (the “Response Notice”). Capitalized terms not defined herein have the meaning ascribed to them in the Equityholders’ Agreement.

Pursuant to Section 3.9 of the Equityholders’ Agreement and Section 7.11 of the Operating Agreement, Sprint HoldCo hereby notifies you that its rights to acquire 30,922,958 shares of Class A Common Stock and 2,728,512 shares of Class B Common Stock and the corresponding Class B Common Units from Eagle River pursuant to the Interest Notice and Response Notice (such transaction, the “Acquisition”) will be exercised by SN UHC 1, Inc. (the “Sprint Designee”), a Permitted Designee (as defined in the Equityholders’ Agreement and Operating Agreement) of Sprint HoldCo. Accordingly, attached as Exhibits A and B hereto are forms of the following documents to be executed and delivered to Clearwire and Clearwire LLC on the date of the Acquisition: (i) an assignment and assumption agreement to be executed by the Sprint Designee in accordance with Section 3.9 of the Equityholders’ Agreement; and (ii) an assignment and assumption agreement to be executed by the Sprint Designee in accordance with Section 7.11 of the Operating Agreement.

* * * * * * *

Very truly yours,

SPRINT HOLDCO, LLC

By:	/s/ Charles R. Wunsch
Name: Charles R. Wunsch
Title: President

CC:

Clearwire Corporation

4400 Carillon Point

Kirkland, Washington 98033

Attention: General Counsel

Facsimile No.: (425) 216-7766

Kirkland & Ellis LLP

Citigroup Center

153 East 53rd Street

New York, New York 10022

Attention: Joshua N. Korff

Facsimile No.: (212) 446-6460

Davis Wright Tremaine LLP

1201 Third Avenue, Suite 2200

Seattle, Washington 98101

Attention: Sarah English Tune

Facsimile No.: (206) 757-7161

Exhibit A

Assignment and Assumption Agreement (Equityholders’ Agreement)

Under the Equityholders’ Agreement, dated as of November 28, 2008 (the “Equityholders’ Agreement”), by and among Sprint HoldCo, LLC, a Delaware limited liability company (the “Transferor”) and the other equityholders party thereto, the Transferor assigns to the undersigned the rights that may be assigned under the Equityholders’ Agreement with respect to the Equity Securities being Transferred, and the undersigned agrees that, having acquired Equity Securities as permitted by the terms of the Equityholders’ Agreement, the undersigned assumes the obligations of the Transferor under the Equityholders’ Agreement with respect to the Transferred Equity Securities. Capitalized terms used but not defined in this Agreement have the meanings assigned to them in the Equityholders’ Agreement.

Listed below is information regarding the Equity Securities:

30,922,958 shares of Class A Common Stock

2,728,512 shares of Class B Common Stock

2,728,512 Class B Common Units

IN WITNESS WHEREOF, the undersigned has executed this Assumption Agreement as of December     , 2012.

SN UHC 1, INC.

By:
Name: Charles R. Wunsch
Title: President

Acknowledged by:

SPRINT HOLDCO, LLC

By:
Name: Charles R. Wunsch
Title: President

Exhibit B

Assignment and Assumption Agreement (Operating Agreement)

This Assignment and Assumption Agreement (this “Assignment and Assumption Agreement”) is made as of the date written below by the undersigned (the “Designee”) in accordance with the Amended and Restated Operating Agreement of Clearwire Communications LLC dated as of November 28, 2008 (as amended from time to time, the “Operating Agreement”). Capitalized terms used but not defined herein shall have the meaning ascribed to such terms in the Operating Agreement.

The Designee hereby acknowledges, agrees and confirms that, by its execution of this Assignment and Assumption Agreement, and upon consummation of the acquisition or Transfer, as applicable, of Units, the Designee will be a Member and will be subject to all rights and obligations of a Member owning the acquired Units or the Transferor Member, as applicable, under the Operating Agreement. The Designee hereby ratifies, as of the date hereof, and agrees to be bound by, all of the terms, provisions and conditions contained in the Operating Agreement.

IN WITNESS WHEREOF, the undersigned has executed this Assignment and Assumption Agreement as of the date written below.

Date: December             , 2012

SN UHC 1, INC.

By:
Name: Charles R. Wunsch
Title: President

Address for Notices: